David J. Stein, Jr., Stein Law Office, L.L.P., 926 Okoboji Av., P.O. Box 537, Milford, IA 51351, Phone: (712) 338-2431

LEASE - BUSINESS PROPERTY

	THIS AGREEMENT, made and entered into this November ________, 2007, by and between Danbom Properties, LLC, or their assigns ("Landlord"), whose address, for the purpose of this lease, is 1806 Jeppeson Road, Milford IA 51351-7039, and Cycle Country Accessories Corporation ("Tenant"), whose address for the purpose of this lease is P.O. Box 257, Spencer, Iowa 51301.

	The parties agree as follows:

	1. PREMISES AND TERM. The Landlord, in consideration of the rents, agreements and conditions herein contained, leases to the Tenant and Tenant leases from Landlord, according to the terms of this lease, the following described "premises", situated in Dickinson County, Iowa: approximately 92,552 square feet of the building located on the following real estate:

A tract of land in the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of Section 1, Township 98 North, Range 37 West of the 5th P.M., in the City of Milford, Dickinson
County, Iowa, described as follows: - Commencing at the Northwest corner of the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of said Section 1; thence South 0 10' West along the Westerly line of said NE1/4NE1/4 of Section 1 a distance of 50.00 feet to the point of beginning; thence
North 90 00' East parallel to the North line of said NE1/4NE1/4 of Section 1, a distance of 935.92 feet; thence
Southeasterly along a 332.00 foot radius curve, concave Southwesterly and tangent to the proceeding course, a distance of 391.61 feet to the Westerly right-of-way line of U.S. Highway No. 71; thence South 0 02'30" East along the Westerly right-of-way line of said U.S. Highway No. 71, a distance of 370.03 feet to the Northerly right-of-way line of Primary Road No. 32; thence North 67 19' West along the Northerly right-of-way line of said Primary Road No.
32, a distance of 669.57 feet; thence North 89 07' West along the Northerly line of said Primary Road No. 32, a distance of 215.41 feet; thence North 67 19' West along the Northerly right-of-way line of said Primary Road No. 32, a distance of 444.75 feet to the Westerly line of said NE1/4NE1/4 of Section 1; thence North 0 10' East along the Westerly line of said NE1/4NE1/4 of Section 1, a distance of 142.41 feet to the point of beginning; EXCEPT a part of the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of said Section 1, Township 98 North, Range 37 West of the 5th P.M., described as follows:- Commencing at the Northeast Corner of said Section 1; thence North 89 53.1' West, 75.0 feet along the north line of the Northeast Quarter of the Northeast Quarter of said Section 1 to the Point of Beginning; thence continuing North 89 53.1' West, 35.0 feet along the north line of the Northeast Quarter of the Northeast Quarter of said Section 1; thence South 0 03.9'
West, 610.0 feet; thence South 67 12.6' East, 37.9 feet;
thence North 0 03.9' East, 625.4 feet to the Point of Beginning, containing 0.50 acre, including 0.18 acre of the present established roadway; AND A parcel of land located in a part of the NE1/4NE1/4 of Section 1, Township 98 North, Range 37 West of the 5th P.M., more particularly described as follows: Commencing at the NE 1/4 of said Section 1;
thence North 88 47'27" West, 110.00 feet along the north line of said NE 1/4 to a point on the existing west right-of-way line of Primary Road US No. 71; thence South 1 09'52"
West, 35.01 feet along said west right-of-way line to the Point of Beginning; thence continuing South 1 09'52" West,
156.42 feet along said existing right-of-way line; thence northwesterly 318.51 feet along the arc of a 332.00 foot radius curve, concave southwesterly and having a cord bearing, North 61 18'25", 306.43 feet; thence North
88 47'27" West, 935.52 feet to a point on the west line of the NE 1/4 of the NE 1/4 of said Section 1; thence North
0 56'22" E, 15.00 feet along said west line; thence South
88 47'27" East, 1207.31 to the Point of Beginning, containing 29,578 square feet;

together with the improvements thereon, and all rights, easements and appurtenances, which, more particularly, includes the space and premises as may be approximately shown on "Exhibit A," if attached, for an initial term of 3 years, commencing immediately following the closing on Landlord's purchase of the aforementioned building and property and ending at midnight on the last day of the lease term, which shall be 3 years from the date of the commencement of this Lease, unless extended as provided herein, upon the condition that the Tenant pays rent therefor, and otherwise performs as provided in this lease. Total building square footage is approximately 103,056 square feet of which Tenant is leasing approximately 92,552 square feet. Tenant is only leasing from Landlord a portion of the building (approximately 92,552 square feet) with access thereto. Tenant is not leasing from Landlord the remaining portion of the building (approximately 10,504 square feet) or land surrounding the building.

	Cycle Country will have normal access, necessary parking rights, and necessary use of the land for loading and unloading purposes and other reasonable use of the real estate surrounding the building.

	2. RENT.   Tenant agrees to pay Landlord as rent $2.00 per square
foot for a total of $185,104.00 payable in monthly installments of $15,425.34 per month, in advance commencing on the first day of the beginning of this Lease, and on the 1st day of each month thereafter, during the term of this lease. Rent for any partial month shall be prorated as additional rent. This Lease is a triple net lease. In addition to the above monthly rental Tenant shall also pay: for all maintenance of the leased premises; and a prorata share of the insurance, taxes, and other common charges of the building and premises based upon the total square footage of the building. All sums shall be paid at the address of Landlord, as above designated, or at such other place in Iowa, or elsewhere, as the Landlord may, from time to time, designate in writing. Delinquent payments shall draw interest at 10% per annum from the due date, until paid.

Tenant may not reduce the square footage Tenant is leasing from Landlord during the initial 3-year term of this Lease. If, and only if, Tenant gives Landlord written notice, at least 90 days prior to the expiration of the initial 3-year term, Tenant may reduce the square footage Tenant is leasing from Landlord during the first renewal, if Tenant properly exercises a renewal.

Tenant may not reduce the square footage Tenant is leasing from Landlord during the second renewal term of this Lease unless Tenant gives Landlord written notice, at least 90 days prior to the expiration of the first renewal term of this Lease, that Tenant intends to reduce the square footage Tenant is leasing from Landlord during the second renewal term, if Tenant properly exercises a renewal.

			2 (1). MULTIPLE TENANTS. If any other Tenants in adjoining premises share responsibility with Landlord and Tenant in any expenses, the percentages allocated to Landlord and Tenant in this lease shall represent only their respective portions of the total shared expenses. Therefore, their percentages may total less than 100%. Nothing shall prevent the Landlord from paying a Tenant's share of an expense, and billing the Tenant for the amount so paid.

		2 (2). "TRIPLE NET"PROVISION. Tenant agrees that all duties and obligations to repair, maintain and provide utilities and services (paragraphs 6 and 7), to pay taxes and special assessments (paragraph 10) and to pay for casualty and liability insurance (paragraph 11) shall be borne solely by Tenant during the term of this lease. (If the parties select this provision, all duties and obligations set forth in paragraphs 6, 7, and 10 shall be performed by the Tenant).

	3. POSSESSION. Tenant shall be entitled to possession on the first day of the term of this lease, and shall yield possession to the Landlord at the end of the lease term, except as herein otherwise expressly provided. Should Landlord be unable to give possession on said date, Tenant's only damages shall be a rebating of the pro rata rental.

		4. USE OF PREMISES.   Tenant covenants and agrees during the term
of this lease to use and to occupy the leased premises only for purposes approved by Landlord. Tenant may utilize its rented portion of the building in the same manner as it now does as well as for any other general manufacturing not involving any hazardous wastes, except for chemicals provided for below, such as paints, etc. For restrictions on such use, see paragraphs 6(c), 6(d) and 11(b) below.
Other business activities are subject to Landlord's approval. Tenant may, at its expense, alter or modify the leased premises to suit its needs, with prior approval of the Landlord.

		5. QUIET ENJOYMENT.    Landlord covenants that its estate in said
premises is in fee simple and that the Tenant, if not in default, shall peaceably have, hold and enjoy the premises for the term of this lease. Landlord shall have the right to mortgage all of its right, title, interest in said premises at any time without notice, subject to this lease.


6. EQUIPMENT, DECORATING, REPLACEMENT, REPAIR AND MAINTENANCE.
DEFINITIONS

"Maintain" means to clean and keep in good condition.
"Repair" means to fix and restore to good condition after damage, deterioration or partial destruction.

CONDITIONS OF PREMISES

A. Tenant takes the premises in its present condition, except for such repairs and alterations as may be expressly otherwise provided in this lease.

REPAIRS AND MAINTENANCE

B. Unless damaged by Tenant, Landlord shall replace and repair the structural parts of the building. For purposes of this lease, the structural parts of the building shall mean the foundation, exterior walls, load bearing components of interior floors and walls, the roof and all sewers, pipes, wiring and electrical fixtures outside of the structure.

C. Repair shall be performed and paid for by the parties as follows:

PERFORMANCE
PAYMENT

L=LANDLORD
T=TENANT

%
Landlord

% Tenant
Interior walls, floors and
ceilings
T
0
100
Sewer, plumbing fixtures, pipes,
wiring, electrical fixtures
within the structure
T
0
100
Heating equipment
T
0
100
Air conditioning
T
0
100
Plate glass (replacement)
T
0
100
Sidewalks
L
 100
 0
Parking areas
L
100
0
Other common areas (strike if
inapplicable)
L
100
0


D. Landlord shall be responsible for maintenance of all common area entirely under Landlord's control. Tenant shall be responsible for all other maintenance. If Landlord has shared maintenance responsibilities with other Tenants, this Tenant's share of maintenance is a percentage based upon the square footage leased to Tenant as it relates to the total square footage of the building.

E. Any repair or maintenance not specifically provided for above shall be performed and paid for by Tenant (subject to LIMITATION, if any, regarding repairs in Paragraph C, above).

F. Each party shall perform their responsibilities of repair and maintenance to the end that the premises will be kept in a safe and serviceable condition. Neither party will permit nor allow the premises to be damaged or depreciated in value by any act, omission to act, or negligence of itself, its agents or employees.

EQUIPMENT, DECORATING AND ALTERATIONS

G. The following items of equipment, furnishings and fixtures shall be supplied and replaced by the parties as follows:

SUPPLIED
L=Landlord
T=Tenant
REPLACED
L=Landlord
T=Tenant
Carpeting/floor covering
T
T
Drapes, shades, blinds
T
T

Heating and air conditioning equipment shall be serviced by Tenant, at Tenant's expense and replacement, if necessary, will be Landlord's responsibility and expense.

Any similar equipment, furnishings, and fixtures for the leased premises not specifically provided for above shall be provided and paid for by Tenant. Any equipment, furnishings or fixtures to be supplied by Tenant shall be subject to the Landlord's prior written approval as to quality and method of installation.
Tenant shall provide all trade equipment, furnishings and fixtures used in connection with the operation of its business, such as telephones, computers, desks, chairs, shelving and similar items.

H. Tenant shall be responsible for all interior decorating.
Tenant shall make no structural alterations or improvements without the prior written consent of the Landlord.

AMERICANS WITH DISABILITIES ACT

I. Tenant will make no unlawful use of said premises and agrees to comply with all valid regulations of the Board of Health, City Ordinances or applicable municipality, the laws of the State of Iowa and the Federal government, but this provision shall not be construed as creating any duty by Tenant to members of the general public, provided, however, responsibility for compliance with the Americans with Disabilities Act shall be performed and paid for by the parties as follows: Landlord and Tenant shall each be responsible for compliance with the American with Disabilities Act as to their respective areas.


7. UTILITIES AND SERVICES. Utilities and services shall be furnished and paid for by the parties as follows: Tenant shall pay a prorata share of the cost of all utilities and services to the building based upon the square footage leased to Tenant, with the only exception being the electricity for the building, which is to be paid by Tenant. Tenant will pay the cost of electricity for the entire building, however, Landlord shall give Tenant credit of $300.00 per month, which credit is to be applied towards Tenant's rent. Tenant will have one of their workers do the snow removal for the building and will send a bill therefor to Landlord. Landlord will pay Tenant for this snow removal bill.

8. TERMINATION, SURRENDER OF PREMISES AT END OF TERM -- REMOVAL
OF FIXTURES.

(a) TERMINATION. This lease shall terminate upon expiration of the original term; or if this lease expressly provides for any option to renew, and if any such option is exercised by the Tenant, then this lease will terminate at the expiration of the option term or terms.

(b) OPTION TO RENEW. Tenant may renew this lease, on the same terms and conditions as set forth in paragraph 2, including rent at $2.00 per square foot, for two (2) additional terms of one (1) year each by giving Landlord a written notice of intent to renew at least 90 days prior to the expiration of the term that precedes each such renewal term.
(c) SURRENDER. Tenant agrees that upon termination of this lease it will surrender and deliver the premises in good and clean condition, except the effects of ordinary wear and tear and depreciation arising from lapse of time, or damage without fault or liability of Tenant.

(d) HOLDING OVER. Continued possession by Tenant, beyond the expiration of its tenancy, coupled with the receipt of the specified rental by the Landlord (and absent a written agreement by both parties for an extension of this lease, or for a new lease) shall constitute a month to month extension of the lease, which Landlord, at its option, may take such legal remedies it determines appropriate.

(e) REMOVAL OF FIXTURES. Tenant may, at the expiration of its tenancy, if Tenant is not in default, remove any fixtures or equipment which Tenant has installed in the premises, providing
Tenant repairs any and all damages caused by removal.

9. ASSIGNMENT AND SUBLETTING. Tenant shall not assign or sublet the premises or any part thereof without prior written approval of the Landlord. Landlord's approval of Tenant's assignment of the lease or subletting all or a portion of the building will not be unreasonably withheld by Landlord. Any assignment of this lease or subletting of the premises or any part thereof by Tenant, without the Landlord's written permission shall, at the option of the Landlord, make the rental for the balance of the lease term due and payable at once. Landlord, at its/their option, may assign this Lease.

10. REAL ESTATE TAXES.

A. Tenant shall pay a prorata share (based upon the square footage leased by Tenant) all installments of real estate taxes that would become delinquent if not paid during the term of this lease; any increase in such installments that exceeds the amount of the installment that would be delinquent if not paid; and all special assessments that would be delinquent if not paid during the term of this lease. If Tenant is leasing all of the square footage, then Tenant shall pay all real estate taxes and any increase thereof, and all special assessments.

B. PERSONAL PROPERTY TAXES. Tenant agrees to timely pay all taxes, assessments or other public charges levied or assessed by lawful authority against its personal property on the premises during the term of this lease.

C.	Each party reserves its right of protest of any
assessment of taxes.

11. INSURANCE.

A. PROPERTY INSURANCE. Landlord and Tenant agree to insure their respective real and personal property for the full insurable value. Such insurance shall cover losses included in the Insurance Services Official Broad Form
Causes of Loss (formerly fire and extended coverage).

B. LIABILITY INSURANCE. Tenant shall obtain commercial general liability insurance in the amounts of $1,000,000.00 each occurrence and $2,000,000.00 annual aggregate per location. Tenant has already, or will also obtain, an umbrella policy which results in total underlying and umbrella coverages of $2,000,000.00 per incident and $4,000,000.00 annual aggregate. Such policy shall include liability arising from premises operations, independent contractors, personal injury, products and completed operations and liability assumed under an insured contract.
This policy shall be endorsed to include the Landlord as an additional named insured.

C. CERTIFICATES OF INSURANCE. Prior to the time the lease takes effect the Tenant will provide the Landlord with a certificate of insurance with these property and liability insurance requirements, such certificate shall include 30 days advance notice of cancellation to the Landlord. A renewal certificate shall be provided prior to expiration of the current policies.

D. ACTS BY TENANT. Tenant and Landlord will not do or omit doing of any act which would invalidate any insurance, or increase the insurance rates in force on the premises.

E. RECOMMENDATIONS - IOWA INSURANCE SERVICES OFFICE.
Tenant further agreed to comply with recommendations of Iowa Insurance Services Office and to be liable for and to promptly pay, as if current rental, any increase in insurance rates on said premises and on the building of which said premises are a part, due to increased risks or hazards resulting from Tenant's use of the premises otherwise than as herein contemplated and agreed.

F. Landlord and Tenant shall each provide a copy of this lease to their respective insurers.

12. LIABILITY FOR DAMAGE. Each party shall be liable to the other for all damage to the property of the other negligently, recklessly or intentionally caused by that party (or their agents, employees or invitees), except to the extent the loss is insured and subrogation is waived under the owner's policy.

13. INDEMNITY. I) Except for the negligence of Landlord, Tenant will protect, defend and indemnify Landlord from and against all loss, costs, damage and expenses occasioned by, or arising out of, any accident or other occurrence, causing or inflicting injury or damage to any person or property, happening or done in, upon or about the premises , or due directly or indirectly to the tenancy, use or occupancy thereof, or any part thereof by Tenant or any person claiming through or under Tenant. In addition to the other indemnities provided for herein, Tenant shall defend, indemnify, and hold Landlord harmless from:

A.	Any and all liabilities and obligations of Tenant.

B.	Any and all liabilities, losses, damages, deficiencies,
judgments, claims or expenses, including reasonable attorneys' fees, relating to, arising out of, or resulting from, any inaccuracy in any representation or warranty, or non-fulfillment of any covenant, agreement or other obligation of Tenant under this lease or any agreement or instrument delivered pursuant to this lease.

C.	Any and all actions, suits, proceedings, claims, demands,
assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing.

	II) Except for the negligence of Tenant, Landlord will protect, defend and indemnify Tenant from and against:

A.	Any and all liabilities and obligations of Landlord.

B.	Any and all liabilities, losses, damages, deficiencies,
judgments, claims or expenses, including reasonable attorneys' fees, relating to, arising out of, or resulting from, any inaccuracy in any representation or warranty, or non-fulfillment of any covenant, agreement or other obligation of Landlord under this lease or any agreement or instrument delivered pursuant to this lease.

14. FIRE AND CASUALTY. (a) PARTIAL DESTRUCTION OF PREMISES. In the event of a partial destruction or damage of the premises, which is a business interference which prevents the conducting of a normal business operation and which damage is reasonable repairable within sixty (60) days after its occurrences, this lease shall not terminate but the rent and triple net obligations for the premises shall abate during the time of such business interference. In the event of a partial destruction reasonably repairable within sixty (60) days after its occurrence, Landlord shall repair such damages within sixty (60) days of its occurrence unless prevented from doing so by acts of God, government regulations, or other causes beyond Landlord's reasonable control.

(b) ZONING. Should the zoning ordinance of the municipality in which this property is located make it impossible for Landlord to repair or rebuild so that Tenant is not able to conduct its business on these premises, then such partial destruction shall be treated as a total destruction as provided in the next paragraph.

(c) TOTAL DESTRUCTION OF BUSINESS USE. In the event of a destruction or damage of the leased premises including the parking area (if parking area is a part of this lease) so that Tenant is not able to conduct its business on the premises or the then current legal use for which the premises are being used and which damages cannot be repaired within sixty (60) days this lease may be terminated at the option of either the Landlord or Tenant. Such termination in such event shall be effected by written notice of one party to the other, within thirty (30) days after such destruction. Tenant shall surrender possession within thirty (30) days after such notice issues and each party shall be released from all future obligations, and Tenant shall pay rent pro rata only to the date of such destruction. In the event of such termination of this lease, Landlord at its option, may rebuild or not, at its sole discretion.

	15. CONDEMNATION.

	(a) DISPOSITION OF AWARDS. Should the whole or any part of the premises be condemned or taken for any public or quasi-public purpose, each party shall be entitled to retain, as its own property, any award payable to it. Or in the event that a single entire award is made on account of the condemnation, each party will then be entitled to take such proportion of said award as may be fair and reasonable.

	(b) DATE OF LEASE TERMINATION. If the whole of the demised premises shall be condemned or taken, the Landlord shall not be liable to the Tenant.

	16.  DEFAULT, NOTICE OF DEFAULT AND REMEDIES.

EVENTS OF DEFAULT

A. Each of the following shall constitute an event of default by Tenant:

1.   Failure to pay rent when due.

2. Failure to observe or perform any duties, obligations, agreements or conditions imposed on Tenant pursuant to terms of the lease.

3. Abandonment of the premises, "Abandonment" means the Tenant has failed to engage in its usual and customary business activities on the premises for more than fifteen
(15) consecutive business days.

4. Institution of voluntary bankruptcy proceedings in which the Court orders relief against the Tenant as a debtor; assignment for the benefit of creditors of the interest of Tenant under this lease agreement; appointment of a receiver for the property or affairs of Tenant, where the receivership is not vacated within ten (10) days after the appointment of the receiver.

B. Each of the following shall constitute an event of default by Landlord:

1. Failure to observe or perform any duties, obligations, agreements or conditions imposed on Landlord pursuant to terms of the lease.

NOTICE OF DEFAULT

B.(1) Landlord shall give Tenant a written notice specifying the default and giving the Tenant ten (10) days in which to correct the default. If there is a default
(other than for nonpayment of a monetary obligation of Tenant, including rent) that cannot be remedied in ten
(10) days by diligent efforts of the Tenant, Tenant shall propose an additional period of time in which to remedy the default. Consent to additional time shall not be unreasonably withheld by the Landlord. Landlord shall not be required to give Tenant any more than two notices for the same default within any 365 day period. In addition to Landlord's other remedies provided by law, and without prejudice thereto, if rent is unpaid when due, and Tenant fails to pay the rent within three (3) days after notice by Landlord of nonpayment and the Landlord's intention to terminate this Lease if the rent is not paid within that period of time, then Landlord may terminate this Lease and may exercise all of its legal and equitable remedies, including but not limited to, a forcible entry and detainer action in small claims and/or district court.

B.(2) Tenant shall give Landlord a written notice specifying the default and giving the Landlord ten (10) days in which to correct the default. If there is a default that cannot be remedied in ten (10) days by diligent efforts of the Landlord, Landlord shall propose an additional period of time in which to remedy the default. Consent to additional time shall not be unreasonably withheld by the Tenant. Tenant shall not be required to give Landlord any more than two notices for the same default within any 365 day period.

REMEDIES

C. In the event Tenant has not remedied a default in a timely manner following a Notice of Default, Landlord may proceed with all available remedies at law or in equity, including but not limited to the following:

1. Termination. Landlord may declare this lease to be terminated and shall give Tenant a written notice of such termination. In the event of termination of this lease, Landlord shall be entitled to prove claim for and obtain judgment against Tenant for the balance of the rent agreed to be paid for the term herein provided, plus all expenses of Landlord in regaining possession of the premises and the reletting thereof, including attorney's fees and court costs, crediting against such claim, however, any amount obtained by reason of such reletting.

2. Forfeiture. If a default is not remedied in a timely manner, Landlord may then declare this lease to be forfeited and shall give the Tenant a written notice of such forfeiture, and may, at the time, give Tenant the notice to quit provided for in Chapter 648 of the Code of Iowa.

	17. RIGHT OF EITHER PARTY TO MAKE GOOD ANY DEFAULT OF THE OTHER. If default shall be made by either party in the performance of, or compliance with, any of the terms or conditions of this lease, and such default shall have continued for thirty (30) days after written notice thereof from one party to the other, the person aggrieved, in addition to all other remedies now or hereafter provided by law, may, but need not, perform such term or condition, or make good such default and any amount advanced shall be repaid forthwith on demand, together with interest at the rate of 9% per annum, from date of advance.

	18. SIGNS. (a) Tenant shall have the right and privilege of attaching, painting or exhibiting signs on the leased premises, provided only (1) that any sign shall comply with the ordinances of municipality in which the property is located and the laws of the State of Iowa; (2) such sign shall not change the structure of the building; (3) such sign, if and when removed, shall not damage the building; and (4) such sign shall be subject to the written approval of the Landlord, which approval shall not be unreasonably withheld.

	(b) Landlord during the last ninety (90) days of this lease, or extension, shall have the right to maintain in the windows or on the building or on the premises either or both a "For Rent" or "For Sale" sign and Tenant will permit, at such time, prospective tenants or buyers to enter and examine the premises.

	19. MECHANIC'S LIENS. Neither the Tenant nor anyone claiming by, through, or under the Tenant, shall have the right to file or place any mechanic's liens or other lien of any kind or character whatsoever, upon said premises or upon any building or improvement thereon, or upon the leasehold interest of the Tenant, and notice is hereby given that no contractor, sub-contractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration, repairs or any part thereof, shall at any time be or become entitled to any lien on the premises, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and sub-contractors who may furnish or agree to furnish any such material, service or labor.

TENANT'S DUTY TO KEEP PREMISES FREE OF LIENS: Tenant shall keep all and every part of the premises and all buildings and other improvements at any time located on the premises free and clear of any and all mechanics', material suppliers', and other liens for or arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of Tenant, any alteration, improvement, or repairs or additions that Tenant may make or permit or cause to be made, or any work or construction, by, for, or permitted by Tenant on or about the premises, or any obligations of any kind incurred by Tenant, and at all times promptly and fully to pay and discharge any and all claims on which any such lien may or could be based, and to indemnify Landlord and all of the premises and all buildings and improvements on the premises from and against any and all such liens and claims of liens and suits or other proceedings pertaining to the premises.

	20. LANDLORD'S LIEN AND SECURITY INTEREST. (a) Said Landlord shall have, in addition to any lien given by law, a security interest as provided by the Uniform Commercial Code of Iowa, upon all personal property and all substitutions thereof, kept and used on said premises by Tenant. Landlord may proceed at law or in equity with any remedy provided by law or by this lease for the recovery of rent, or for termination of this lease because of Tenant's default in its performance.

	21. ENVIRONMENTAL.

A. Tenant expressly represents and warrants and agrees:

1. Tenant  is not subject to any investigation concerning
Tenant's previous ownership/use of the premises, and Tenant's current use of the premises, by any governmental authority under any applicable federal, state, or local codes, rules and regulations pertaining to air and water quality, the handling, transportation, storage, treatment, usage, or disposal of toxic or hazardous substances, air emissions, other environmental matters, and all zoning and other land use matters.

2. During the lease term, Tenant's use of the property will not include the use of any hazardous substance without Tenant first obtaining the written consent of Landlord. Tenant understands and agrees that Landlord's consent is at Landlord's sole option and complete discretion and that such consent may be withheld or may be granted with any conditions or requirements that Landlord deems appropriate. However, Landlord agrees that Tenant may continue to use substances such as clear-coats, paints, and plastics that are normally used in its business and which it has been using in the building prior to the building's sale to Landlord.

3. During the lease term, Tenant shall be fully liable for all costs and expenses related to the use, storage, removal and disposal of hazardous substances used or kept on the property by Tenant, and Tenant shall give immediate notice to Landlord of any violation or any potential violation of any environmental regulation, rule, statute or ordinance relating to the use, storage or disposal of any hazardous substance.

4. Tenant, at its sole cost and expense, agrees to remediate, correct or remove from the premises any contamination of the property caused by any hazardous substances which have been used or permitted by Tenant on the premises during any term of this lease. Remediation, correction or removal shall be in a safe and reasonable manner, and in conformance with all applicable laws, rules and regulations. Tenant reserves all rights allowed by law to seek indemnity or contribution from any person, other than Landlord, who is or may be liable for any such cost and expense.

5. Tenant agrees to indemnify and hold Landlord harmless from and against all claims, causes of action, damages, loss, costs, expense, penalties, fines, lawsuits, liabilities, attorney fees, engineering and consulting fees, arising out of or in any manner connected with hazardous substances, which are caused or created by Tenant, or caused by or related in any way to Tenant's previous ownership/use of the premises and Tenant's current use of the premises, on or after the date of this lease and during any term of this lease, including, but not limited to, injury or death to persons or damage to property, and including any diminution of the value of any leased premises which may result from the foregoing. This indemnity shall survive the cessation, termination, abandonment or expiration of this lease.

6. Notwithstanding anything to the contrary herein, Tenant is not responsible for any pollution liability occurring before it purchased the real estate and building in 2001. Tenant shall be responsible for any pollution liability occurring after its original purchase of the real estate and building, in 2001, up through the time this lease is terminated.

	22. RIGHTS CUMULATIVE. The various rights, powers, options, elections and remedies of either party, provided in this lease, shall be construed as cumulative and no one of them as exclusive of the others, or exclusive of any rights, remedies or priorities allowed either party by law, and shall in no way affect or impair the right of either party to pursue any other equitable or legal remedy to which either party may be entitled as long as any default remains in any way unremedied, unsatisfied or undischarged.

	23. NOTICES AND DEMANDS. Notices as provided for in this lease shall be given to the respective parties hereto at the respective addresses designated on page one of this lease unless either party notifies the other, in writing, of a different address. Without prejudice to any other method of notifying a party in writing or making a demand or other communication, such message shall be considered given under the terms of this lease when sent, addressed as above designated, postage prepaid, by certified mail deposited in a United States mail box.

	24. PROVISIONS TO BIND AND BENEFIT SUCCESSORS, ASSIGNS, ETC. Each and every covenant and agreement herein contained shall extend to and be binding upon the respective successors, heirs, administrators, executors and assigns of the parties; except that if any part of this lease is held in joint tenancy, the successor in interest shall be the surviving joint tenant.

	25. CHANGES TO BE IN WRITING. None of the covenants, provisions, terms or conditions of this lease shall be modified, waived or abandoned, except by a written instrument duly signed by the parties. This lease contains the whole agreement of the parties.

	26. RELEASE OF DOWER. Spouse of Landlord appears as a signatory to this lease solely for the purpose of releasing dower, or distributive share, unless said spouse is also a co-owner of an interest in the leased premises.

	27. CONSTRUCTION. Words and phrases herein, including acknowledgment hereof, shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender according to the context.

	28. ADDITIONAL PROVISIONS.

A)	This Lease is subject to Landlord's purchase of the building and property as described herein.

B)	Upon termination or non-renewal of the lease provided herein or earlier, at the option and direction of the Landlord, Tenant shall transfer to Landlord or Landlord's assigns title to the foregoing items: Tractor for snow removal, ATV and mower (ATV is to tow mower), title to 2005 Cadillac Escalade, white, by bill of sale without additional consideration and shall convey good, and clear record marketable title, free and clear of any and all encumbrances or restrictions, including without thereby limiting, Tenant shall ensure the release and/or payment of all liens against the foregoing items, including, without limitation, all mortgages, UCC-financing statements, and/or modification thereof in order to convey merchantable title of the foregoing items to the Landlord, or Landlord's assigns, upon termination or non-renewal of the lease provided herein. While Tenant has ownership of the foregoing items, Tenant shall insure, repair, and otherwise assume all obligations relating to these items and maintain them in good and serviceable condition. This provision shall specifically survive the termination or non-renewal of this Lease.

C)	WASTE AND NUISANCE PROHIBITED. During the term of this lease,
Tenant shall comply with all applicable laws affecting the demised premises, the breach of which might result in any penalty on Landlord, or forfeiture of Landlord's title to the demised premises. Tenant shall not commit, or suffer to be committed, any waste on the demised premises, or any nuisance.

D)	ABANDONMENT OF PREMISES.  Except for seasonal closings and acts of God, Tenant shall not vacate or abandon the premises at any time during the term of this lease agreement. If Tenant abandons, vacates, or surrenders the demised premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be encumbered to Landlord.

E)	LANDLORD'S RIGHT OF ENTRY.  Tenant shall permit Landlord and the agents and employees of Landlord to enter into and upon the demised premises at all reasonable times for the purpose of inspecting the premises, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the premises occasioned by the entry.

F)	ATTORNEY FEES.  If any action at law or in equity shall be
brought to recover any rent under this lease agreement, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions of this lease agreement, or for the recovery of the possession of the demised premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's court costs, reasonable expert witness fees, and reasonable attorney fees, the amount of which shall be fixed by the court and shall be made a part of any judgment or decree rendered.

G)	 PROHIBITION OF INVOLUNTARY ASSIGNMENT; EFFECT OF BANKRUPTCY OR
INSOLVENCY.

i.	PROHIBITION OF INVOLUNTARY ASSIGNMENT.  Neither this
lease agreement nor the leasehold estate of Tenant nor any interest of Tenant under this lease agreement in the demised premises or in the building or improvements on the demised premises shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever (except through statutory merger or consolidation, or devise, or intestate succession); any attempt at involuntary assignment, transfer, or sale shall be void and of no effect.

ii.	EFFECT OF BANKRUPTCY.  Without limiting the generality
of the provisions of the preceding Paragraph A of this section, Tenant agrees that in the event any proceedings under the Bankruptcy Act or any amendment to the act be commenced by or against Tenant, and, if against Tenant, the proceedings shall not be dismissed before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan or reorganization, or in the event Tenant is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a receiver is appointed in any proceeding or action to which Tenant is a party, with authority to take possession or control of the demised premises or the business conducted on the premises by Tenant, and such receiver is not discharged within a period of forty-five (45) days after his or her appointment, any such event or any involuntary assignment prohibited by the provisions of the preceding Paragraph A of this section shall be deemed to constitute a breach of this lease agreement by Tenant and shall, at the election of Landlord, but not otherwise, without notice or entry or other action of Landlord terminate this lease agreement and also all rights of Tenant under this lease agreement and in and to the demised premises and also all rights of any and all persons claiming under Tenant.

H)	WAIVER. The waiver by Landlord of, or the failure of Landlord to take action with respect to any breach of any term, covenant, or condition contained in this lease agreement shall not be deemed to be a waiver of such term, covenant, or condition, or subsequent breach of the same, or any other term, covenant, or condition contained in this lease agreement. The subsequent acceptance of rent under this lease agreement by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this lease agreement, other than the failure to Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of a preceding breach at the time of acceptance of rent.

I)	VENUE AND APPLICABLE LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa and shall be deemed to have been entered into and performed in Dickinson County, Iowa.

J)	SEVERABILITY.  In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable, and, if, for any reason, a court finds that any provision of this Agreement is invalid, illegal or unenforceable as written, but that by limiting such provision it would become valid, legal and enforceable, then such provision shall be deemed to be written and shall be construed and enforced as so limited.

Cycle Country Accessories Corporation

/s/ Randy Kempf						November 14, 2007
Signature of President					Date

/s/ David Davis						November 14, 2007
Signature of Treasurer					Date

STATE OF IOWA, COUNTY OF Clay, ss:
On this 14th day of November, 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Randy Kempf and David Davis to me personally known, who, being by me duly sworn, did say that he/she/they is/are the President and Treasurer of said corporation and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and he/she/they acknowledged the execution of said instrument to be the voluntary act and deed of the corporation by it and by him/her/them voluntarily executed.

					/s/ Notary
                                 Notary Public in and for said State

LANDLORD, Danbom Properties, LLC, or assigns:

/s/ Jimmy D. Danbom                                    November 9, 2007
Jimmy D. Danbom, Co-Manager				Date

/s/ Janice K. Danbom                                   November 9, 2007
Janice K. Danbom,  Co-Manager				Date

STATE OF IOWA, COUNTY OF Dickinson, ss:
Subscribed and sworn before me on this 9th day of November, 2007, by Jimmy D. Danbom and Janice K. Danbom, as Co-Manager of Danbom
Properties, LLC.

					/s/ Ana A. Sorensen
					Notary Public in and for said State

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